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                                                                    EXHIBIT (21)


                              LIST OF SUBSIDIARIES


                                                      State or Other Jurisdiction of
Name                                                  Incorporation or Organization
--------------------------------------------------------------------------------------
Dataforms, Inc.                                                             Wisconsin

Formcraft, Inc.                                                                 Texas

Reyna Financial Corporation                                                      Ohio

      Reyna Leasing Corporation *                                            New York

Reynolds and Reynolds (Canada) Limited                                         Canada

Reynolds Vehicle Registration, Inc.                                              Ohio

Salcris Corporation                                                           Alabama

* Wholly-owned subsidiary of Reyna Financial Corporation


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